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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT AUDITOR'S


We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 33-51950) pertaining to the l992 Stock Option and Incentive Plan of Kankakee Bancorp, Inc. and the Kankakee Federal Amended and Restated 401 (K) Savings Plan, of our report dated February 2, 2001, with respect to the consolidated financial statements of Kankakee Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ McGladrey & Pullen, LLP

Champaign, Illinois
March 22, 2001